UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SERVOTRONICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1110 Maple Street, P.O. Box 300 – Elma, New York 14059-0300 716-655-5990 Fax 716-655-6012

Kenneth D. Trbovich

Chairman of the Board of Directors and

Chief Executive Officer

April 14, 2021

Dear Fellow Shareholder:

The Annual Meeting of Shareholders will take place on Friday, May 14, 2021 at 9:00 A.M. Eastern Time. Due to the continuing impact of the coronavirus (COVID-19) and the Company’s concern for its employees and shareholders, we have decided to hold our 2021 Annual Meeting solely by live webcast. We anticipate that we will revert back to an in-person annual meeting in future years after public health conditions have improved.

The Stockholder Meeting Notice and Proxy Statement describe the matters to be acted upon during the meeting and provides instructions for voting as well as attending the virtual meeting. Even if you plan to attend the Annual Meeting online, we recommend that you vote by proxy in advance so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you have any questions in regard to completing your proxy, please call our Corporate Secretary, Bernadine E. Kucinski (716) 655-5990.

Your continued interest and support is very much appreciated.

Sincerely,

/s/ Kenneth D. Trbovich
Kenneth D. Trbovich

SERVOTRONICS, INC.

1110 Maple Street

P.O. Box 300 Elma, New York 14059

NOTICE OF

2021 ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders:

Notice is hereby given that the 2021 Annual Meeting of the Shareholders of Servotronics, Inc. (the “Company”) will be held on Friday, May 14, 2021 at 9:00 A.M., Eastern Time. In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held virtually via live webcast. You will be able to attend and participate in the Annual Meeting online and vote your shares electronically by visiting: www.meetingcenter.io/268673260 at the meeting date and time described in the proxy statement. The password for the meeting is SVT2021. You will not be able to attend the meeting physically. The Annual Meeting is being held for the following purposes:

1.	To re-elect five Directors to serve until the next Annual Meeting of Shareholders;
2.	To consider and ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2021 fiscal year;
3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 25, 2021 are entitled to notice of and to vote at the meeting or any adjournments thereof.

/s/ Kenneth D. Trbovich
Kenneth D. Trbovich
Chairman of the Board of Directors and Chief Executive Officer

Dated: April 14, 2021

Important notice regarding the availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 14, 2021.

This Proxy statement, form of proxy and the Company’s 2020 Annual Report are available at www.servotronics.com.

SERVOTRONICS, INC.

1110 Maple Street

P.O. Box 300

Elma, New York 14059

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 14, 2021

The following information is furnished in connection with the Annual Meeting of Shareholders of Servotronics, Inc. (the “Company”) to be held on May 14, 2021 at 9:00 A.M. Eastern Time. The meeting can be accessed by visiting www.meetingcenter.io/268673260 and entering the password SVT2021. This proxy statement summarizes the information you need to know to vote by proxy or to virtually attend and vote your shares at the Annual Meeting. You do not need to virtually attend the Annual Meeting in order to vote.

Attending the Annual Meeting virtually on the Internet

If you are a shareholder of record (i.e. you hold your shares registered in your name through Computershare Trust Company, N.A. our transfer agent and registrar), you do not need to register in advance to participate in the Annual Meeting, vote electronically or submit questions during the meeting. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Please follow the instructions on the “Notice Regarding the Availability of Proxy Materials” (the “Notice”). You will need to enter your 15-digit control number that appears on your Notice or proxy card. You may also attend the meeting by visiting www.meetingcenter.io/268673260 as a “guest” but will not have the option to vote shares electronically or submit questions during the virtual meeting.

If you hold your shares through an intermediary, such as a broker, bank or other nominee, and you want to vote electronically or submit questions during the virtual meeting, you must register in advance.

To register to attend the Annual Meeting virtually on the Internet, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. The legal proxy will show your holdings in Company Common Stock with your name. You must forward a copy of the legal proxy reflecting your Company holdings along with your name and email address to Computershare according to the below instructions.

Requests for registration should be directed as follows:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail: Computershare, Servotronics, Inc. Legal Proxy, P.O. Box 43001 Providence, RI 02940-3001.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M. Eastern Time on May 7, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Beneficial owners that are unable to register in advance may still attend the meeting by visiting www.meetingcenter.io/268673260 as a “guest” but will not have the option to vote shares electronically or submit questions during the virtual meeting.

We encourage you to access the meeting in advance of the designated start time.

Available Information

Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company has chosen to provide its shareholders with the choice of accessing the Annual Meeting proxy materials on the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s shareholders who have not previously requested electronic access to its proxy materials or printed proxy materials. The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet. The Notice will also tell you how to request the Company’s proxy materials, in either printed form or by email, at no charge. The Notice contains a control number that you will need to vote your shares. We suggest you keep the Notice for your reference through the meeting date.

SOLICITATION AND REVOCABILITY OF PROXIES

The Annual Meeting of Shareholders is being solicited by the Directors of the Company. The proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Corporate Secretary of the Company a written revocation or duly executed proxy bearing a later date. The cost of soliciting the proxies will be paid by the Company. Proxies may be solicited by employees of the Company (who will receive no additional compensation therefor) personally or by telephone or other electronic communications. Arrangements may be made with banks, brokerage houses and other institutions, nominees and/or fiduciaries to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

VOTING INFORMATION

The record date for determining shares entitled to vote has been fixed at the close of business on March 25, 2021. On such date there were outstanding 2,478,507 shares of common stock of the Company, $.20 par value (“Common Stock”), entitled to one vote each.

In order to conduct the Annual Meeting, the presence, in person or by properly executed proxy, of the holders of a majority (i.e., greater than 50%) of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of all the votes cast at the 2021 Annual Meeting with each share being voted for as many individuals as there are Directors to be elected. Ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2021 fiscal year requires the affirmative vote of a majority of the votes cast.

We do not expect any other items of business because the deadline for shareholder proposals and nominations has passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Kenneth D. Trbovich and Bernadine E. Kucinski with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Shares of Common Stock represented virtually during the live webcast or by a properly completed proxy will be treated as present at the meeting for the purposes of determining a quorum. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

You may vote in the following ways:

•	Virtually during the Annual Meeting: See the instructions above under “Attending the Annual Meeting virtually on the Internet.”

•	By mail: Complete and sign your proxy card and return it by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you sign and return your proxy card without marking voting instructions, your shares will be voted FOR the election of each of the director nominees identified in this proxy statement and FOR the ratification of the Audit Committee’s appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for 2021.

•	By telephone: To vote your shares by telephone, call the toll-free telephone number on your proxy card. You must have a touch-tone or cellular telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.

•	Over the Internet: You may go to the website listed on your proxy card to vote your shares over the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.

Telephone and Internet voting options are available 24 hours a day, seven days a week. The deadline for voting by telephone or the Internet is 11:59 P.M. Eastern Time on May 13, 2021. When prompted, you will need to enter the 15-digit control number as shown on your Notice. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or over the Internet, your vote authorizes the proxies in the same manner as if you had signed, dated and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the Notice, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares securely and to confirm that their instructions have been properly recorded.

If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the choice of auditor, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, or executive compensation matters, without receiving client voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner. The proposal to approve the ratification of the Audit Committee’s appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for 2021 is the only routine matter being voted on at the Annual Meeting and, therefore, is the only proposal that may be voted by your broker, bank or other nominee in its discretion without having received voting instructions from you.

If you hold your shares in street name, you may vote by telephone or over the Internet only if your bank, broker or other nominee makes those methods available to you, in which case your broker, bank or other nominee will provide specific instructions for using those options.

PROPOSAL 1: ELECTION OF DIRECTORS

The By-Laws of the Company provide that there shall not be less than three Directors not more than nine and that the number of Directors to be elected at the Annual Meeting of Shareholders shall be fixed by the Board of Directors. As of March 29, 2021, the Board of Directors has fixed the number of Directors to be elected at the meeting at five. Each person so elected shall serve until the next Annual Meeting of Shareholders and until his successor is elected and shall have qualified.

Each nominee is currently serving as a Director of the Company. The Directors believe that all of the nominees are willing and able to serve as Directors of the Company. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, your proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

The following paragraphs set forth certain information regarding the nominees for election to the Company’s Board of Directors, including the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. The nominees for election to the Company’s Board of Directors are Jason T. Bear, age 39, Edward C. Cosgrove, Esq., age 86, Lucion P. Gygax, age 50, Christopher M. Marks, age 56, and Kenneth D. Trbovich, age 46.

Jason T. Bear has served as a Director since 2017. Mr. Bear is Chair of the Nominating and Corporate Governance Committee and is a member of the Compensation Committee. Mr. Bear is the Founder, President, and CEO of Full-Throttle Communications, Inc., a marketing and public relations firm that represents a wide variety of national manufacturing brands. His experience ranges from aerospace and tactical manufacturers that service military government entities to outdoor sporting brands. Prior to founding Full Throttle Communications in 2007, Mr. Bear held the position of Marketing Director at Bear Enthusiast Marketing Group and also served as an account manager at Kodiak Communications, Inc. where he oversaw a number of client accounts providing strategic marketing direction. Mr. Bear’s marketing experience includes the support of signature brands such as Wiley X, John Deere, Harley- Davidson, and Pyramex. His leadership skills, marketing acumen, and aptitude for negotiation qualify him to be a Company Director.

Edward C. Cosgrove, Esq. has served as Director since 2012. Mr. Cosgrove is a prominent member of the Western New York legal community. He has been chosen by Martindale-Hubbell as one of the most accomplished lawyers in Western New York. He has been recognized by Buffalo’s Business First Newspaper and Buffalo Law Journal for the seventh consecutive year as one of Western New York’s Legal Elite. He earned a Bachelor of Arts Degree from the University of Notre Dame and a Doctor of Laws Degree from Georgetown University Law School. His range of experience has included years as a Special Agent, Federal Bureau of Investigation, Attorney at Law and District Attorney of Erie County, NY. From 1982 to the present his practice includes civil litigation, management of legal crises, representation of families, schools, corporations, businesses and professionals with The Cosgrove Law Firm. In addition to criminal, real estate, wills, surrogate, accidents, business matters, Mr. Cosgrove brings extensive experience as an active member of professional and charitable organizations. Mr. Cosgrove is eminently qualified to be a Director of Servotronics, Inc. because of his wide-range of experience, excellent reputation and demonstrated competency in addressing complex personal and business challenges.

Lucion P. Gygax, an author, entrepreneur and Lieutenant Colonel in the Army National Guard, was appointed to the Board of Directors in July 2015 and serves as Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee. A decorated military officer, Mr. Gygax is the recipient of the Bronze Star and the Meritorious Service Medal, among other awards, and is a veteran of the Gulf War and the Iraq War. Mr. Gygax brings a diverse background to the board with experience in supply chain management, budget management, human resources and executive leadership. Mr. Gygax is the principal owner and managing partner of an event management company and is the Executive Officer of the Army National Guard’s 224th Sustainment Brigade responsible for synchronizing administrative, intelligence, operations, logistics and communications functional areas across the brigade consisting of 1,734 Soldiers. He has over 30 years of experience in the United States Armed Forces, including prior leadership assignments as a Brigade Operations Officer, Battalion Executive Officer, Battalion Support Operations Officer, Battalion Human Resources Officer, Battalion Operations Officer, Brigade Transportation Officer, Armor Company Commander and Recruiting Company Commander. Mr. Gygax’s leadership experience and achievements qualify him as a Company Director.

Christopher M. Marks was appointed to the Board of Directors in July 2016 and serves as Chair of the Audit Committee and member of the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Marks brings over 25 years of financial planning and analysis experience to the Company as well as a background in accounting, corporate law and governance. He holds a Bachelor of Science Degree in Accountancy from Villanova University, a Master of Business Administration from St. Bonaventure University, and a Juris Doctorate with honors from the State University of New York at Buffalo School of Law. His extensive experience includes practicing commercial and corporate law at Phillips Lytle, LLP in Buffalo, NY and several years working for the auditing and accounting firm Price Waterhouse in New York City. Mr. Marks is a member of the financial planning firm Jensen, Marks, Langer & Vance, LLC, where he provides financial planning advice and investment management services. Also, he is a member and the Chief Compliance Officer of Sterling Investment Counsel, LLC, a registered investment advisor. Additionally, Mr. Marks is a member of the New York State and Erie County Bar Associations, is a past president of the Buffalo Chapter of the Society of Financial Service Professionals, and has served on various boards and advisory committees for privately held companies, charities, and educational institutions. Mr. Marks’ experience, accomplishments, and financial specialization qualify him as a Company Director.

Kenneth D. Trbovich has been Chairman of the Board and Chief Executive Officer since November 2017 and President of the Company since 2012. Mr. Trbovich has served as a Director since 2012. Mr. Trbovich is also President and CEO of the Company’s subsidiary, The Ontario Knife Company (OKC). Mr. Trbovich initially joined the Company in 1993 and held positions of increasing responsibilities that led to his current roles. He is listed as co-inventor on multiple patents or patents-pending used by the Company and has extensive project management and business development experience, coordinating Company business in the United States, Taiwan, Singapore, Australia, Germany, England, and other locations around the world. In addition to his positions within the Company, Mr. Trbovich represents OKC on the Board of Regents of the American Knife and Tool Institute, serves on the Board of Trustees for Medaille College, and is a trustee for a private charitable foundation. Mr. Trbovich is a member of the National Association of Corporate Directors and he also maintains Company relationships with industry associations including the Buffalo Niagara Partnership, the National Association of Manufacturers, and the Aerospace Industry Association. He holds undergraduate degrees from Medaille College and Skidmore College in addition to certificates from the State University of New York at Buffalo’s School of Management and the University of Rochester’s Simon School of Business. Mr. Trbovich’s achievements, executive experience, established industry associations, and long tenure with the Company highly qualifies him as a Company Director.

The Directors recommend a vote FOR the five nominees listed above. Unless instructed otherwise, proxies will be voted FOR these nominees.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independent Directors

Under the NYSE American listing standards, at least 50% of the Company’s directors must meet the test of “independence” as defined by the NYSE American. The NYSE American standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the Company’s Board.

The Board of Directors has determined that each current director and nominee is independent other than Kenneth D. Trbovich, the Company’s Chairman of the Board and Chief Executive Officer, and Mr. Edward C. Cosgrove, whose firm has provided legal services to the Company and its subsidiaries. In determining that Mr. Bear was “independent”, the Board considered the fact that the Company and its subsidiaries paid approximately $57,140 and $71,160 to Full-Throttle Communications, Inc. in 2020 and 2019, respectively.

Committees and Meeting Data

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of each of these committees is “independent” as that term is defined in the NYSE American listing standards. The Audit Committee consists of Messrs. Gygax and Marks with Mr. Marks chairing the Committee and being designated as the Company’s “Audit Committee financial expert”. The Audit Committee meets with the Company’s Independent Auditors and reviews with them matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, the scope of the audit and the results of the audit. The Audit Committee is also charged with the responsibility of submitting to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices, policies and financial accounting and operation controls and safeguards.

The Compensation Committee consists of Messrs. Gygax, Bear and Marks with Mr. Gygax chairing the Committee. The Compensation Committee is responsible for reviewing and recommending appropriate executive compensation policy and determining the compensation of the Company’s Directors and Executive Officers.

The Nominating and Corporate Governance Committee consists of Messrs. Bear, Gygax and Marks with Mr. Bear chairing the Committee. The Nominating and Corporate Governance Committee is responsible for (a) developing and implementing policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders; and (b) identifying individuals qualified to become members of the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders.

The full Board of Directors approves/ratifies all Director nominees after they are determined by the Nominating and Corporate Governance Committee. See “Director Nominating Process” below. Additionally, Director and Executive Officer compensation determinations are subsequently submitted to the full Board of Directors for approval/ratification.

During the fiscal year ended December 31, 2020, the Board of Directors held seven meetings. The Audit Committee met five times, the Compensation Committee met two times and the Nominating and Corporate Governance Committee met one time. No Director attended less than 100% of the meetings held during the period that each individual served as a Director. Each Director is encouraged to attend the Annual Meeting of Shareholders. In 2020, the Annual Meeting of Shareholders was attended by five Directors then in or elected to office.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct (the “Code”) that applies to all Directors, Officers and employees of the Company as required by the listing standards of the NYSE American. The Code is available on the Company’s website at www.servotronics.com and the Company intends to disclose on this website any amendment to the Code. Waivers under the Code, if any, will be disclosed under the rules of the SEC and the NYSE American.

The Company also has a Whistleblower Policy, which is incorporated into the Code of Ethics and Business Conduct that requires Directors, Executive Officers and employees to comply with appropriate accounting and internal controls and establishes procedures to report any perceived wrongdoing, questionable accounting or auditing matters in a confidential and anonymous manner.

Report of the Audit Committee of the Board of Directors

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process and monitoring compliance with standards of business conduct. The Audit Committee operates under a written charter which is available on the Company’s website at www.servotronics.com. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Freed Maxick CPAs, P.C. (“Freed Maxick”), acting as Independent Auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2020 with the Company’s Management.

2.	The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) and other matters required by the Charter of the Audit Committee.

3.	The Audit Committee has received the written disclosures and the letter from the Independent Auditors required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Freed Maxick the matter of that firm’s independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee is independent as defined under the listing standards of the NYSE American.

AUDIT COMMITTEE

Christopher M. Marks, Chair

Lucion P. Gygax

Leadership Structure

Kenneth D. Trbovich is the Company’s Chairman of the Board and Chief Executive Officer. The Company believes that having one person hold the roles of Chairman of the Board and Chief Executive Officer is the most effective way at this time to organize the leadership structure of the Board of Directors. Having one person hold the roles of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single and clear focus for the chain of command to execute the Company’s strategic initiatives and business plans. Because Mr. Trbovich is primarily responsible for managing the Company’s day-to-day operations and strategic plan implementations, he is in the best position to chair meetings of the Board of Directors where key business and strategic issues are discussed.

Another component of our leadership structure is the active role played by non- management and independent Directors in overseeing the Company’s business, both at the Board and Committee level. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer coupled with the existence of the independent Directors is the appropriate leadership structure for the Board of Directors at this time. This structure provides sufficient independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of the Company’s business operations and strategic plan implementations. The Nominating and Corporate Governance Committee periodically reviews this structure to assess its effectiveness on a continuing basis.

Board Oversight of Risk Management

The Board of Directors oversees the Company’s risk management process. This oversight is primarily accomplished through the Board’s committees and management’s reporting processes. The Company does not have a formal risk committee; however, the Audit Committee focuses on risk related to accounting, internal controls and financial and tax reporting. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Compensation Committee identifies and oversees risks associated with the Company’s executive compensation policies and practices and the Nominating and Corporate Governance Committee reviews Director independence, related party transactions and the implementation of corporate governance policies.

Director Nominating Process

The determination of the individuals to be nominated for the Board of Directors is made by the Nominating and Corporate Governance Committee. This determination is then subsequently submitted to the full Board of Directors for approval/ratification.

The Board has not adopted specific minimum criteria for director nominees. Nominees are identified by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, the Board first considers the appropriateness of the size of the Board and then considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Consistent with the concept of diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.

The Board will consider director nominees from any reasonable source, including nominees suggested by incumbent Board Members and Management as well as Shareholder recommendations tendered in accordance with the Company’s advance notice provisions. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Directors’ Compensation

The Company’s Non-employee Director Compensation Policy provides that Non- employee Directors are paid an annual cash retainer of $60,000, payable in twelve monthly installments, plus reimbursement of actual expenses for attendance at Board or Committee meetings. Non-employees Directors also receive an annual award of restricted stock under the Company’s 2012 Long-Term Incentive Plan. The annual award consists of shares of the Company’s common stock with a value of $25,000 as of the date of the grant. These restricted shares will vest quarterly over the 12-month service period.

The following table contains information with respect to the total compensation paid to the Non-employee Directors for the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Jason T. Bear	$60,000	$25,000	$157	$85,157
Edward C. Cosgrove	$60,000	$25,000	$157	$85,157
Lucion P. Gygax	$60,000	$25,000	$157	$85,157
Christopher M. Marks	$60,000	$25,000	$157	$85,157

(1)	Represents the grant date fair value of stock awards on the date of the award.
(2)	Includes the dollar value of dividends paid on restricted stock awards. Also includes travel and meals expenses directly paid or reimbursed by the Company for each Director.

Shareholder Communications with the Board of Directors

Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Board of Directors, 1110 Maple Street, P.O. Box 300, Elma, New York 14059. Correspondence directed to an individual Board member will be referred, if appropriate, to that member. Correspondence not directed to a particular Board member will be referred, if appropriate, to the Chairman of the Nominating and Corporate Governance Committee.

EXECUTIVE OFFICERS

The following is a listing of the Company’s current Executive Officers:

Name	Age	Position with the Company and Principal Occupation and Business Experience for the Past Five Years

Kenneth D. Trbovich	46	Chairman of the Board of Directors and Chief Executive Officer of the Company since November 2017;
		President of the Company since September 2012;
		Director of the Company since November 2012.

Lisa F. Bencel	63	Chief Financial Officer since January 2017;
		Global Controller and Treasurer with kgb, a privately held information services company.

James C. Takacs	55	Chief Operating Officer since May 2018;
		Senior Vice President of the Company since September 2016;
		Vice President of the Company for more than five years prior to September 2016.

Michael F. McKee	52	Vice President of Operations since September 2019;
		Vice President of Operations, Engineering Manufacturing Technologies, LLC;
		Executive Director/General Manager - Industrial and Engineered Systems, ITT, Inc

EXECUTIVE COMPENSATION

The Summary Compensation Table quantifies the amount or value of the different forms of compensation earned by or awarded to the Company’s Chief Executive Officer and the next two most highly compensated officers of the Company (the “Named Officers”) in fiscal 2020 and 2019 and provides a dollar amount for total compensation. Descriptions of the material terms of the employment agreement with the Chief Executive Officer is provided under “Employment Agreements” below.

The Compensation Process Overview

The Compensation Committee determines the compensation of the Company’s Executive Officers in accordance with the NYSE American listing standards with the Chief Executive Officer playing a supporting role in the compensation-setting process for the Company’s other Executive Officers. The most significant aspects of management’s role are evaluating employee performance, recommending business performance targets and objectives, and recommending salary levels and other compensation awards, however final compensation determinations for all Executive Officers are approved by the Compensation Committee and ratified by the Board.

Base Salary

The Compensation Committee seeks to provide the Company’s Executive Officers with a level of assured cash compensation in the form of base salary that is commensurate with their professional status, accomplishments and geographic location. The base salaries are reviewed annually by the Compensation Committee and are adjusted from time to time to recognize competitive market data, the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations. For the year ended December 31, 2020, base salary paid to each Named Officer is as set forth in the Summary Compensation Table.

Annual Bonus

The Company also makes cash awards to the Executive Officers and other employees that are not part of any pre-established, performance-based criteria. Awards of this type are completely discretionary and subjectively determined by the Compensation Committee at the time they are awarded. In the event this type of cash award is made, it is reflected in the “Summary Compensation Table” under a separate column entitled “Bonus”. The Compensation Committee approved mid-year bonuses for each Named Officer in August 2020 as shown in the Summary Compensation Table.

Equity Awards

Pursuant to the 2012 Long-Term Incentive Plan, as approved by the Company’s shareholders, the Compensation Committee may grant equity awards, the vesting of which may be based on the passage of time, achievement of performance conditions or vesting conditions otherwise determined by the Compensation Committee. No equity awards were granted in 2020.

Summary Compensation Table

The following table contains information with respect to the annual compensation for the years ended December 31, 2020 and 2019 for the Named Officers.

Name and Principle Position	Year	Salary	Bonus	All Other Compensation (1)	Total
Kenneth D. Trbovich	2020	$639,496	$100,000	$376,022	$1,115,518
Chairman and CEO	2019	$606,480	-	$47,820	$654,300
Lisa F. Bencel	2020	$245,960	$40,000	$47,128	$333,088
CFO and Treasurer	2019	$232,593	-	$44,194	$276,787
James C. Takacs	2020	$220,740	$25,000	$65,688	$311,428
Chief Operating Officer	2019	$213,682	-	$22,595	$236,277

(1)	All Other Compensation for 2020 includes (i) $2,831 for Mr. Trbovich, $2,831 for Ms. Bencel and $2,824 for Mr. Takacs in connection with the allocation of shares of Common Stock under the Servotronics Inc. Employee Stock Ownership Plan (“ESOP”) valued as of the closing price on November 30, 2020 (the date of allocation); (ii) $1,426, $1,294 and $1,156 for Mr. Trbovich, Ms. Bencel, and Mr. Takacs, respectively, for life insurance; (iii) $29,636, $34,103 and $11,040 for Mr. Trbovich, Ms. Bencel and Mr. Takacs, respectively, for health, dental and vision insurance premiums and the reimbursement of medical/ health related expenses not covered under the Company’s health insurance plans; (iv) $12,000, $8,900, and $7,618 for Company 401k match and paid/accrued dividends on vested/unvested shares of restricted stock shares for Mr. Trbovich, Ms. Bencel, and Mr. Takacs, respectively; (v) $319,747 and $43,050 for Mr. Trbovich and Mr. Takacs, respectively for vacation pay in lieu of time off pursuant to a policy that is generally applicable to all employees of the Company; and (vi) $10,382 for personal use of a company car for Mr. Trbovich.

CEO Employment Agreement

Mr. Trbovich has an employment agreement with the Company pursuant to which he is entitled to receive minimum salary compensation as set forth in the agreement, or such greater amount as the Company’s Board of Directors may approve/ratify. On May 13, 2020 the Board of Directors approved a base salary for Mr. Trbovich of $639,496 per annum. In the event of death or total disability during the term of the employment agreement, he or his estate is entitled to receive 50% of the compensation he is receiving from the Company at the time of his death or disability during the remainder of the term of the employment agreement. Also, in the event of (i) a breach of the agreement by the Company, (ii) a change in control of the Company, as defined, or (iii) a change in the responsibilities, positions or geographic office location, he is entitled to terminate the agreement and receive a payment of 2.99 times his average annual compensation from the Company for the preceding five years. If this provision is invoked and the Company makes the required payment, the Company will be relieved of any further salary liability under the agreement notwithstanding the number of years covered by the agreement prior to termination. The term of the agreement extends to and includes December 31, 2022 provided however, when one year remains on the intended term of the agreement, the term of the agreement will be automatically extended for 1 additional year beyond its then expiration date unless either party has notified the other in writing that the term will not be extended. If the Company elects not to extend the agreement, he will be entitled to a severance payment equal to nine months’ salary and benefits.

The Company provides certain individual and spousal post-retirement health and life insurance benefits for Kenneth Trbovich. Upon retirement and after attaining at least the age of 65, the Company will pay for the retired executives’ and dependents’ health benefits and will continue the Company-provided life insurance offered at the time of retirement. The retiree’s health insurance benefits cease upon the death of the retired executive. The actuarially calculated future obligation of the benefits at December 31, 2020 and 2019 for Kenneth Trbovich is $759,707 and $582,827 respectively.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table shows all outstanding equity awards held by the Named Officers as of December 31, 2020.

	Stock Awards
Named Officer	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)
Kenneth D. Trbovich	15,000 (2)	$123,900
Lisa F. Bencel	4,000 (2)	$33,040
James C. Takacs	3,750 (2)	$30,975

(1)	Value is based on the December 31, 2020 average price of the Company’s common stock of $8.26, as reported on the NYSE American.
(2)	All restricted stock holdings as of December 31, 2020 vested on January 1, 2021.

Certain Relationships and Related Transactions

Kenneth D. Trbovich, Chairman of the Board and Chief Executive Officer, is an inventor or co-inventor of certain issued patents and patent pending applications that are used in the business of a subsidiary of the Company. The patents have been and are currently used by the subject subsidiary on a royalty-free basis with Mr. Trbovich’s consent.

The Company incurred legal fees and disbursements of approximately $183,000 in 2020 for services provided by a law firm that is owned by Edward C. Cosgrove, Director of the Company.

Proposed transactions between the Company and a related person are submitted to the Nominating and Corporate Governance Committee for their determinations. In making its determinations, the Nominating and Corporate Committee consider, among other factors, whether the proposed transaction is in the Company’s best interest and is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Nominating and Corporate Governance Committee may, at its discretion, request an independent appraisal if an independent appraisal has not already been provided. A related party is excluded from participating in the determinations of the Nominating and Corporate Governance Committee.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

The following table lists the persons that owned beneficially, as of March 25, 2021, more than 5% of the outstanding shares of Common Stock of the Company, based on the Company’s records. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by that person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Servotronics, Inc. Employee Stock Ownership Trust (2) 1110 Maple Street P.O. Box 300 Elma, New York 14059	470,027 (2)	18.96%
Estate of Dr. Nicholas D. Trbovich (3) 1110 Maple Street P.O. Box 300 Elma, New York 14059	393,818 (3)	15.89%
Harvey Houtkin (4) 160 Summit Avenue Montvale, New Jersey 07645	352,088 (4)	14.21%
FMR LLC (5) 245 Summer Street Boston, Massachusetts 02210	140,130 (5)	5.65%

(1)	Percent of class is based upon 2,478,507 shares of Common Stock outstanding as of March 25, 2021.
(2)	The Trustees of the Servotronics, Inc. Employee Stock Ownership Trust (the “ESOT”) - Kenneth D. Trbovich and Bernadine Kucinski - direct the voting of unallocated shares. The participants in the related plan have the right to direct the voting of shares which have been allocated to their respective accounts; if a participant does not direct the vote, the Trustees may direct the vote of that participant’s shares. As of March 25, 2021, approximately 398,283 shares are allocated to the accounts of participants and approximately 71,744 shares remain unallocated.
(3)	Kenneth D. Trbovich and Michael Trbovich are co-executors under the Estate of Nicholas D. Trbovich and share voting and investment power with respect to these shares. These amounts do not include the shares beneficially owned by certain of Dr. Trbovich’s other relatives.
(4)	This information is based on a statement on Schedule 13D, as last amended on February 12, 2004, filed by Mr. Houtkin with the Securities and Exchange Commission. According to Mr. Houtkin’s statement, he had sole voting and investment power with respect to 190,000 shares and shared voting and investment power with respect to 162,088 shares. Mr. Houtkin disclaimed beneficial ownership in additional shares owned by other members of his family. The Company has received no further information from Mr. Houtkin or on his behalf.
(5)	According to an amended Schedule 13G filed by FMR LLC with the SEC on February 8, 2021, Fidelity Management & Research Company, a wholly- owned subsidiary of FMR LLC, is the beneficial owner of 140,130 shares of our common stock, as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940. Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC and FMR LLC, through its control of Fidelity Management & Research Company and the funds, each has sole power to dispose of the 140,130 shares of our common stock owned by such funds. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by such funds, which power resides with the funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

Security Ownership of Management

The following table sets forth, as of March 25, 2021 information as to the beneficial ownership of shares of Common Stock of the Company held by each Director, Named Officer and by all Directors and Officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Kenneth D. Trbovich	502,215 (2)	20.26%
Lisa F. Bencel	8,549 (3)	*
James C. Takacs	37,721 (4)	1.52%
Edward C. Cosgrove, Esq.	5,863	*
Lucion P. Gygax	5,863	*
Christopher M. Marks	5,863	*
Jason T. Bear	4,791	*
All Directors and Officers as a group	642,651 (5)	25.93%

 *Less than 1.0%

(1)	Percent of class is based upon 2,478,507 shares of Common Stock outstanding as of March 25, 2021.
(2)	This amount includes (i) 393,818 shares held by the Estate of Dr. Trbovich for which Mr. Trbovich is the co-executor and shares voting and investment control over those shares; (ii) 17,609 shares held by a charitable foundation for which Mr. Trbovich serves as the Trustee; and (iii) 13,833 shares allocated to Mr. Trbovich’s account under the ESOT. Except as set forth in the preceding sentence, does not include shares held by the ESOT as to which Mr. Trbovich serves as the Trustee. See Note (5) below.

(3)	This amount includes 1,262 shares allocated to Ms. Bencel’s account under the ESOT.
(4)	This amount includes 20,058 shares allocated to Mr. Takacs’ account under the ESOT.
(5)	See notes (2) through (4) above. Also includes unallocated shares held by the ESOT over which Mr. Trbovich, as a Trustee of the ESOT, may be deemed to have voting power, as well as shares allocated to the accounts of all Officers as a group under the related plan. See the table in “Security Ownership of Certain Beneficial Owners” and note (2) thereto.

Delinquent Section 16(a) Reports

Based solely on its review of reports filed pursuant to Section 16(a) of the Securities Exchange Act or representations from Directors and Executive Officers required to file such reports, the Company believes that all such filings required of its Executive Officers and Directors and greater than 10% beneficial owners (subject to the qualifications in the following sentence) were timely made for 2020. The Company does not have information with respect to the reporting compliance of Mr. Houtkin or on his behalf.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Freed Maxick CPAs, P.C. (“Freed Maxick”) has been selected by the Board of Directors as the independent public accountants for the Company’s current fiscal year. Representatives of Freed Maxick have been invited to be present at the meeting and will have the opportunity to provide a statement. Due to the change in the meeting format, Freed Maxick will not have the opportunity to respond to shareholder questions.

At the Annual Meeting, the shareholders will be asked to ratify the selection of Freed Maxick as the Company’s independent registered public accounting firm. Pursuant to the rules and regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. In the event that the shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Annual Meeting, is required to ratify the appointment of Freed Maxick. The Directors of the Company unanimously recommend a vote “FOR” the ratification of Freed Maxick as the Company’s independent registered public accounting firm for 2021. Unless otherwise instructed, proxies will be voted “FOR” ratification of the appointment of Freed Maxick.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Freed Maxick CPAs, P.C. for fiscal years 2020 and 2019.

	2020	2019
Audit Fees (1)	$175,000	$139,500
Tax Service Fees (2)	66,225	45,560
Total	$241,225	$185,060

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements. 2020 Audit fees have not yet been finalized.
(2)	Tax service fees principally included fees for tax preparation, tax consulting services and tax compliance services.

The Audit Committee pre-approves audit and non-audit services provided by Freed Maxick. The Audit Committee has considered whether provision of the services described above is compatible with maintaining our accountant’s independence and has determined that such services have not adversely affected Freed Maxick’s independence.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Shareholder proposals must be received at the Company’s offices no later than December 15, 2021, 120 days prior to the anniversary of the 2021 mailing date (April 14), in order to be considered for inclusion, if appropriate, as a shareholder proposal in the Company’s proxy materials for the 2022 Annual Meeting. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

Proposals to be introduced at the Annual Meeting, but not intended to be included in the Company’s Proxy Material

For any shareholder proposal to be presented in connection with the 2022 Annual Meeting of Shareholders, a shareholder must give timely written notice thereof to the Company in compliance with the advance notice provisions of the federal securities laws. To be timely, a qualified shareholder must give written notice to the Company at the Company’s offices no later than February 28, 2022, 45 days prior to the anniversary of the 2021 mailing date (April 14).

OTHER MATTERS

So far as the Directors are aware, no matters other than the election of Directors and ratification of the engagement of Independent Auditors will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates in accordance with their best judgment.

By Order of the Directors

/s/ Kenneth D. Trbovich
Elma, New York
Kenneth D. Trbovich
Chairman of the Board of Directors and
Chief Executive Officer

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIfonto ewlewcwtro.invcevsottoinrvgo, te.com/SVT odr eslceatenQthRecoQdRe acnoddceon—trolol g#Δin details ≈ arelocated in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SVT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors favors a vote FOR the nominees named in Proposal 1 and FOR Proposal 2. + Election of 1. Directors: ForWithhold ForWithhold ForWithhold 02 - Edward C. Cosgrove, Esq. 01 - Jason T. Bear 03 - Lucion P. Gygax 05 - Kenneth D. Trbovich 04 - Christopher M. Marks ForAgainst Abstain 2. To consider and ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2021 fiscal year. 3. To transact such other business as may properly come before the meeting or any adjournments thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box

Servotronics, Inc.’s Annual Meeting of Shareholders will be held on Friday, May 14, 2021 at 9:00 AM, EDT, virtually via the internet at www.meetingcenter.io/268673260. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SVT2021. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SERVOTRONICS INC Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2021 The undersigned hereby appoints Kenneth D. Trbovich and Bernadine E. Kucinski or either of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote as indicated below all shares of Servotronics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 2021 virtually via the internet at: www.meetingcenter.io/268673260, or any adjournments thereof. The shares represented by this Proxy will be voted as directed by the shareholder. The Board of Directors favors a vote FOR the nominees named in Proposal1 and FOR Proposal 2. If no direction is made, the Proxy will be voted with the Board’s recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Please date and sign your name exactly as it appears below and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed inthe United States. (Items to be voted appear on reverse side) Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SVT